UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Alcoa Update

Feedback | MyAlcoa | Alcoa.com | Code of Conduct

July 28, 2016

Four Things to Know: Alcoa Plans 1-for-3 Reverse Stock Split

Alcoa announced plans to undertake a reverse stock split of Alcoa's outstanding shares of common stock at a ratio of 1-for-3, and a proportionate 1-for-3 reduction in the number of authorized shares of its common stock from 1,800,000,000 to 600,000,000. The reverse stock split is expected to occur before Alcoa's separation. Four things employees should know:

1. A reverse stock split changes the number of shares you own, not their value.
2. The reverse stock split will reduce the number of Alcoa shares at a ratio of 1-for-3.
3. This action will likely increase the per-share trading price and may improve the marketability of Alcoa Inc. common stock.
4. The proposed reverse stock split requires shareholder approval.

Click here to read more ›

Be Informed

What's New

- Operational Day One is August 1. See what you need to prepare
- Two separate portals now live.

See Latest Updates ›

Alcoa Announces Quarterly Dividend

More information >

Around Alcoa



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One year ago, RTI International Metals joined Alcoa, expanding our reach into titanium – the world's fastest-growing aerospace metal – and adding advanced technologies and materials capabilities for greater innovation power in aerospace. More



Video: Women Veterans in Manufacturing

Illustrating the strong connection Alcoa has with military veterans and women engineers, the Manufacturing Institute recently featured Alcoan **Anna Gamache**, APP Hampton (Virginia, USA) in a video about female veterans transitioning to manufacturing roles. More



GRP Awards Excellence

The best of the best… world-class performance… Those are the projects – and people – GRP is recognizing with its just-launched Commercial and Operational Excellence awards. See who won at the inaugural event.



Kwinana: 3rd Best Production Month on Record

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Overheard



"The Afobaka Hydro Facility is one of our best-in-class energy assets. It was great to experience the engagement displayed by all employees which is reflected in the excellent overall performance with respect to EHS, operations, financials and an excellent general appearance of the facility."

-- **Simon Baker**, President Alcoa Energy & Alcoa European Region, at Alcoa's Afobaka (Suriname) Hydro Operations. He reviewed the three-year capital plan and noted USD $2.7M YTD in DI savings and stable operating conditions with zero DARTS and zero unscheduled down time. Read more

World News

Added dimension: Alcoa banks on 3-D manufacturing *(Crain's Pittsburgh, 28 July 2016)*
Alcoa's investment in a $60 million, state-of-the-art, metallic powder production center in Upper Burrell reflects an aggressive confidence that additive manufacturing will help position the company as a leading player in the aerospace industry.

On Track with Metals *(Aerospace Manufacturing Magazine, 28 July 2016)*
Alcoa's **Eric Roegner** discusses our long legacy with Boeing, and its evolution in becoming a successful partnership.

GM Runs Full Bore On SUV, Truck Demand *(WSJ, 25 July 2016)*
General Motors Co. posted its best financial quarter in the seven years since emerging from bankruptcy even as Brexit concerns have the Detroit auto giant raising a caution flag for the second half of 2016.

JetBlue orders 30 more Airbus A321s *(Air Transport World, 27 July 2016)*
US low-cost carrier JetBlue Airways has placed a follow-on order for 15 Airbus A321ceos and 15 A321neos.

View these and other World News stories

Drive for D.I.

This Week's $100 USD Cash Winner:

Adriana Fontoura



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Organization News

Global Rolled Products
- Travis Geiger
- Loretta Huston
- Matthew Pearson

Visit Organization News to subscribe to updates.

Alcoa Inc. | 201 Isabella Street | Pittsburgh, PA 15212 | www.alcoa.com

Important Information about the Reverse Stock Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Alcoa's shareholders at its special meeting seeking approval to effect a reverse stock split and a reduction in the number of authorized shares of its common stock (the "Reverse Split Proposal"). In connection with the Reverse Split Proposal, Alcoa has filed a preliminary proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the "SEC"). Shareholders are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the Reverse Split Proposal.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC when available at Alcoa’s website, www.alcoa.com. You also may read and copy any reports, statements and other information filed by Alcoa with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the

SEC’s website for further information on its public reference room.

Participants in the Solicitation

Alcoa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alcoa’s shareholders in respect of the Reverse Split Proposal. Information about the directors and executive officers of Alcoa is set forth in Alcoa’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2016. Investors may obtain additional information regarding the interests of Alcoa and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements about the reverse stock split, authorized share count reduction and special meeting. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the possibility that shareholder approval for the reverse stock split and authorized share count reduction will not be obtained; (d) the possibility that factors unrelated to the reverse stock split may impact the per share trading price of Alcoa’s common stock; and (e) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Alcoa Update is published by the Internal Communications Department. This document contains non-public information intended for the internal use of Alcoa Inc. and its employees. Unauthorized disclosure of its contents is a violation of Alcoa policy. Copyright © 2016 by Alcoa Inc. All rights reserved.